Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on January 21, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Elanco Animal Health Incorporated
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	82-5497352 (I.R.S. Employer Identification No.)
2500 Innovation Way Greenfield, Indiana, 46140 (877) 352-6261 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	Michael-Bryant Hicks, Esq. 2500 Innovation Way Greenfield, Indiana 46140 (877) 352-6261 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David S. Huntington, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Aggregate Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(3)

Common Stock(4)

Preferred Stock(4)

Debt Securities(4)

Depositary Shares(5)

Warrants(4)

Rights(4)

Purchase Contracts(4)

Units

(1)
Pursuant to General Instruction II.E., this information is not required to be included. An indeterminate aggregate initial offering price or number of shares of common stock, shares of preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts and units of Elanco Animal Health Incorporated is being registered as may from time to time be issued at currently indeterminable prices. Securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)
The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities or preferred stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.

(3)
In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, Elanco Animal Health Incorporated hereby defers payment of the registration fee required in connection with this registration statement.

(4)
Including an indeterminate number of shares of common stock and preferred stock as may from time to time be issued upon conversion or exchange of debt securities or preferred stock, or upon the exercise of warrants, rights or purchase contracts, as the case may be.

(5)
Each depositary share will be issued under a depositary agreement and will be evidenced by a depositary receipt.

PROSPECTUS

Elanco Animal Health Incorporated

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Purchase Contracts
Units

        We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement or a freewriting prospectus also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

        These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

        Our common stock is traded on the New York Stock Exchange under the symbol "ELAN." If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

        Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See "Risk Factors" beginning on page 5 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 21, 2020.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. This prospectus provides you with a general description of the securities. Each time we offer securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading "Incorporation by Reference."

        The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement is available on the SEC's website at www.sec.gov.

        We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and accompanying prospectus, in the documents incorporated by reference into this prospectus supplement as described under "Where You Can Find More Information," in any accompanying prospectus supplement and in any free writing prospectus we may authorized to be delivered to you. We will not take any responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement or freewriting prospectus related thereto, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus or freewriting prospectus related thereto is accurate as of any date other than the date indicated on the cover page of this prospectus or any prospectus supplement or freewriting prospectus related thereto, as applicable. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See "Plan of Distribution."

        The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

        In this prospectus, the terms "Elanco," the "Company," "we," "us" and "our" refer to Elanco Animal Health Incorporated, unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found free of charge on the SEC's website at www.sec.gov. Our filings may also be found free of charge on our corporate website at www.elanco.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

        As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC's website.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (filed on February 20, 2019), including portions of our Proxy Statement for the 2019 annual meeting of shareholders (filed on April 3, 2019) to the extent specifically incorporated by reference therein;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 (filed on May 14, 2019), June 30, 2019 (filed on August 13, 2019) and September 30, 2019 (filed on November 8, 2019);

  •
  our Current Reports on Form 8-K filed on March 13, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), April 26, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibits 99.1 and 99.2 thereto), May 9, 2019 (excluding the information disclosed pursuant to Items 2.02 and 7.01 and Exhibits 99.1 and 99.2 thereto), July 18, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), August 9, 2019, August 20, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibits 99.1 and 99.2 thereto), September 30, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), October 17, 2019, December 9, 2019, December 20, 2019, January 17, 2020 and January 21, 2020 (Item 8.01 and the exhibits incorporated by reference); and

  •
  the description of Elanco's capital stock set forth in Elanco's Registration Statement on Form 8-A filed on September 18, 2018, and any amendment or report filed with the SEC for the purpose of updating that description.

        All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.elanco.com) is not incorporated into this prospectus.

        You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Elanco Animal Health Incorporated
Attention: Michael-Bryant Hicks
2500 Innovation Way
Greenfield, IN 46140
Telephone: (877) 352-6261

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. In particular, information appearing under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" includes forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national, or global political, economic, business, competitive, market, and regulatory conditions and the following:

  •
  heightened competition, including from innovation or generics;

  •
  the impact of disruptive innovations and advances in veterinary medical practices, animal health technologies and alternatives to animal-derived protein;

  •
  changes in regulatory restrictions on the use of antibiotics in food animals;

  •
  our ability to implement our business strategies or achieve targeted cost efficiencies and gross margin improvements;

  •
  consolidation of our customers and distributors;

  •
  an outbreak of infectious disease carried by food animals;

  •
  the success of our research and development ("R&D") and licensing efforts;

  •
  our ability to complete acquisitions and successfully integrate the businesses we acquire, including obtaining the necessary antitrust approvals for, and successfully integrating, the Bayer Aktiengesellschaft's ("Bayer") animal health business (the "Bayer Animal Health Business");

  •
  our ability to obtain financing for the acquisition of the Bayer Animal Health Business on favorable terms;

  •
  misuse, off-label or counterfeiting use of our products;

  •
  unanticipated safety, quality or efficacy concerns associated with our products;

  •
  the impact of weather conditions and the availability of natural resources;

  •
  disruption in our supply chain due to manufacturing issues experienced by our contract manufacturers;

  •
  the impact of increased or decreased sales to our channel distributors resulting in higher or lower inventory levels held by them in advance of or trailing actual customer demand, which could lead to variations in quarterly revenue results;

  •
  risks related to our presence in emerging markets;

  •
  changes in U.S. foreign trade policy, imposition of tariffs or trade disputes;

  •
  the impact of global macroeconomic conditions; and

  •
  the effect on our business resulting from our separation from Eli Lilly & Co. ("Lilly"), including the various costs associated with transition to a stand-alone entity.

        There may be other factors that may cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. You should carefully read the factors described under the "Risk Factors" section herein, any prospectus supplement, and in the documents incorporated herein by reference.

        All forward-looking statements speak only as of the date of this prospectus, even if subsequently made available by us on our website or otherwise, and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We disclaim any obligation to update or revise forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

THE COMPANY

        Founded in 1954 as part of Lilly, Elanco is a premier animal health company that innovates, develops, manufactures and markets products for companion and food animals. Headquartered in Greenfield, Indiana, we are the fourth largest animal health company in the world, with over $3 billion in revenue for the year ended December 31, 2018. Globally, we are #1 in medicinal feed additives, #2 in poultry, and #3 in other pharmaceuticals, which are mainly companion animal therapeutics, measured by 2018 revenue, according to Vetnosis. We offer a diverse portfolio of more than 125 brands that make us a trusted partner to veterinarians and food animal producers in more than 90 countries.

        For a description of our business, financial condition, results of operations and other important information regarding Elanco, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see "Where You Can Find More Information." More information about us is also available through our website at www.elanco.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

        Our principal executive offices are located at 2500 Innovation Way, Greenfield, Indiana 46140, telephone (877) 352-6261.

 RISK FACTORS

        Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption "Risk Factors" included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see "Incorporation by Reference." These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

        Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things:

  •
  repurchases of shares of our common stock;

  •
  debt repayment;

  •
  working capital;

  •
  research and development expenditures; and/or

  •
  capital expenditures.

        We may also use such proceeds to fund acquisitions of businesses or product lines that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

DESCRIPTION OF CAPITAL STOCK

        The following is a summary of Elanco's capital stock and important provisions of Elanco's amended and restated articles of incorporation and amended and restated bylaws. This summary does not purport to be complete and is subject to and qualified by Elanco's amended and restated articles of incorporation and amended and restated bylaws and by the provisions of applicable law.

        Elanco's authorized capital stock is comprised of 6,000,000,000 shares, which are made up of (i) 5,000,000,000 shares of Elanco common stock and (ii) 1,000,000,000 shares of preferred stock, no par value, the rights and preferences of which may be established from time to time by Elanco's board of directors.

        As of December 31, 2019, there were 373,011,513 outstanding shares of Elanco common stock and no outstanding shares of preferred stock.

Common Stock

        Holders of our common stock are entitled to the rights set forth below.

Voting Rights

        The holders of Elanco common stock are entitled to one vote per share on all matters submitted to a vote of Elanco's shareholders (including the election or removal of directors), and do not have cumulative voting rights. Directors are elected by a plurality of the votes entitled to be cast. Except as otherwise provided in Elanco's amended and restated articles of incorporation or as required by law, all matters to be voted on by Elanco's shareholders other than matters relating to the election and removal of directors will be approved if votes cast in favor of the matter exceed the votes cast opposing the matter at a meeting at which a majority of the outstanding shares entitled to vote on such matter is represented in person or by proxy.

Dividend Rights

        Holders of Elanco common stock will share equally in any dividends that may be declared by Elanco's board of directors out of funds legally available therefor, subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of Elanco's affairs, holders of Elanco common stock would be entitled to share ratably in Elanco's assets that are legally available for distribution to shareholders. If Elanco has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, Elanco must pay the applicable distribution to the holders of its preferred stock before it may pay distributions to the holders of Elanco common stock.

Other Rights

        Holders of Elanco common stock do not have preemptive or other rights to subscribe for additional shares of Elanco's stock. All outstanding shares of Elanco common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of Elanco common stock will be subject to those of the holders of any shares of preferred stock that Elanco may issue in the future.

Registration Rights

        Pursuant to the Share and Asset Purchase Agreement, dated August 20, 2019 (the "Purchase Agreement"), between us and Bayer, we have agreed to issue a number of shares of our common stock, equal to approximately $2.28 billion divided by the volume weighted average trading price of our common stock on the New York Stock Exchange for the twenty consecutive trading days ending on the day before the closing of the purchase of the Bayer Animal Health Business following the satisfaction or waiver of certain conditions (the "Acquisition") (the "Consideration Shares") as part of the consideration to acquire the Bayer Animal Health Business. The number of Consideration Shares is subject to a minimum share number of 92.5% and a maximum share number of 107.5% of the baseline share number of approximately $2.28 billion divided by an initial share price of $33.60, and is subject to adjustment for dividends declared on our common stock.

        In connection with our agreement to issue Bayer the Consideration Shares, we have agreed to use our reasonable best efforts to file a shelf registration statement with the SEC within 60 days after the closing date of the Acquisition. The Purchase Agreement provides that Bayer may request that we complete underwritten offerings with respect to the Consideration Shares, subject to limitations on minimum offering size. The completion of the Acquisition is subject to the satisfaction of certain customary closing conditions, including the receipt of antitrust approvals and the absence of any law or order enjoining or otherwise prohibiting the Acquisition in specified jurisdictions. Bayer will receive the Consideration Shares at completion of the Acquisition.

        Registration expenses.    We are generally responsible for all registration expenses in connection with the performance of our obligations under the registration rights provisions in the Purchase Agreement. We have also agreed to pay the fees and expenses of one counsel to Bayer. Bayer is responsible for any applicable underwriting discounts, selling commissions and transfer taxes applicable to the sale of the Consideration Shares.

        Indemnification.    Under the Purchase Agreement, we are obligated to indemnify (or make contribution to, as applicable) Bayer for certain liabilities under securities (or other similar) laws. In limited situations, Bayer is obligated to indemnify (or make contribution to, as applicable) us for losses relating to the information provided by or failed to be provided by Bayer, as applicable, in any registration statement, prospectus or related document.

        Transfer.    For the twelve months following the closing of the Acquisition, Bayer is subject to certain lock-up restrictions with respect to the transfer of the Consideration Shares, subject to certain specified exceptions: (i) in the three months following the closing of the Acquisition, Bayer may not transfer any portion of the Consideration Shares; (ii) from the date that is three months following the closing until the date that is six months following the closing, Bayer may transfer no more than 50% of the Consideration Shares received at closing; (iii) from the date that is six months following the closing until the date that is nine months following the closing, Bayer may transfer no more than 50%, or in the event of transfer of all of the Consideration Shares then held by Bayer, no more than 75% of the Consideration Shares received by Bayer at the closing; and (iv) from the date that is nine months following the closing date until the date that is 12 months following the closing Bayer may transfer no more than 50%, or in the event of transfer of all of the Consideration Shares then held by Bayer, no more than 75% of the Consideration Shares received at closing.

        Standstill.    For so long as Bayer beneficially owns four percent or more of our outstanding common stock, they will be subject to certain customary "standstill" restrictions that generally restrict them from, among other things: (i) acquiring beneficial ownership of any additional shares of our common stock; or (ii) offering or publicly announcing any tender offer, exchange offer or merger in respect of our common stock.

        Term.    The registration rights will remain in effect with respect to any shares of our common stock covered by the Purchase Agreement until:

  •
  such shares have been sold pursuant to an effective registration statement under the Securities Act;

  •
  such shares have been sold pursuant to Rule 144 under the Securities Act; or

  •
  such shares may be sold pursuant to Rule 144 under the Securities Act without being subject to the volume or manner of sale restrictions in such rule and Bayer holds no more than 1% of our outstanding shares.

        The foregoing description of Bayer's registration rights (and associated lock-up and standstill restrictions) pursuant to the Purchase Agreement is qualified in its entirety by reference to the Annex 27 to the Purchase Agreement, a copy of which is filed as Exhibit 4.3 hereto and is hereby incorporated by reference.

Preferred Stock

        Elanco's board of directors is authorized to provide for one or more series of preferred stock and to fix the terms of such preferred stock, including the preferences, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preferences and to fix the number of shares to be included in any such series without any further vote or action by Elanco's shareholders. Any preferred stock so issued may rank senior to Elanco's common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Elanco without further action by the shareholders and may adversely affect the voting and other rights of the holders of Elanco common stock. Elanco's board of directors has not authorized the issuance of any shares of preferred stock, and Elanco has no agreements or plans for the issuance of any shares of preferred stock.

Anti-takeover Effects of Provisions of Elanco's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

        Elanco's amended and restated articles of incorporation and amended and restated bylaws contain certain provisions that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for shares held by shareholders.

Special Meetings

        Elanco's amended and restated bylaws provide that special meetings of holders of common stock may be called only by Elanco's board of directors or the Chairman of the board of directors. Holders of Elanco's common stock are not permitted to call a special meeting or to require that Elanco's board of directors call a special meeting of shareholders.

Advance Notice Procedures

        Elanco's amended and restated bylaws include an advance notice procedure for the nomination, other than by or at the direction of Elanco's board of directors, of candidates for election as directors as well as for other shareholder proposals to be considered at annual meetings of shareholders. In general, Elanco's amended and restated bylaws provide that notice of intent to nominate a director or raise business at such meetings must be received by Elanco not less than 120 days nor more than

150 days prior to the date on which Elanco's proxy statement is released to shareholders in connection with the previous year's annual meeting, or in the event that no annual meeting was held in the previous year, or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the proposing shareholder to be timely must be received not later than the close of business on the later of 120 days in advance of such meeting or 10 days following the date on which public disclosure of the date of the meeting is first made and, in each case, must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting and concerning the shareholder submitting the proposal.

Classified Board

        Elanco's amended and restated articles of incorporation and Elanco's amended and restated bylaws provide for Elanco's board of directors to be divided into three classes of directors, as nearly equal in number as possible, serving staggered terms of office. Approximately one-third of Elanco's board of directors will be elected each year to three-year terms of office, and Elanco's directors (other than directors appointed by holders of preferred stock) may be removed only for cause and only upon the affirmative vote of holders of at least 66 2/3% of Elanco's outstanding voting stock.

        Under Section 23-1-39-1 of the Indiana Business Corporation Law (the "IBCL"), only Elanco's board of directors can amend, and shareholders do not have the right to amend, Elanco's amended and restated bylaws.

Certain Provisions of the Indiana Business Corporation Law

Shareholder Action by Unanimous Written Consent

        Under Chapter 29 of the IBCL, any action required or permitted to be taken by the holders of Elanco common stock may be effected only at an annual meeting or special meeting of such holders, and shareholders may act in lieu of such meetings only by unanimous written consent.

Control Share Acquisition

        Elanco's amended and restated articles of incorporation provide that Chapter 42 of the IBCL does not apply to Elanco. However, Elanco could elect to be subject to Chapter 42 in the IBCL in the future. Chapter 42 of the IBCL is designed to protect minority shareholders in the event that a shareholder acquires shares of a corporation's voting stock (referred to as control shares) within one of several specified ranges (one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more). Upon the acquisition of control shares, the approval of the rights of the acquirer to vote the shares in excess of each level of ownership (and shares acquired in transactions deemed related) must be obtained from a majority of the disinterested shareholders before the acquiring shareholder may vote such shares. Under certain circumstances, including in the event that shareholder approval is not obtained, the shares held by the acquirer may be redeemed by the corporation at the fair value of the shares as determined by the control share acquisition provision.

Certain Business Combinations

        Under the business combinations provision of the IBCL, or Chapter 43, any shareholder who acquires a 10%-or-greater ownership position in an Indiana corporation with a class of voting shares registered under Section 12 of the Exchange Act (and that, like us, has not opted-out of this provision) is prohibited for a period of five years from completing a business combination (generally a merger, significant asset sale or disposition or significant issuance of additional shares) with the corporation unless, prior to the acquisition of such 10% interest, the board of directors of the corporation approved either the acquisition of such interest or the proposed business combination. If such board approval is not obtained, then five years after a 10% shareholder has become such, a business combination with the 10% shareholder is permitted if all provisions of the articles of the corporation are complied with and either a majority of disinterested shareholders approves the transaction or all shareholders receive a price per share determined in accordance with the fair price criteria of the business combinations provision of the IBCL. An Indiana corporation may elect to remove itself from the protection provided by the Indiana business combinations provision, but such an election remains ineffective for 18 months and does not apply to a combination with a shareholder who acquired a 10% ownership position prior to the election.

Limitations on Liability and Indemnification of Officers and Directors

        Chapter 37 of the IBCL authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, to which the officers or directors are made a party by reason of their relationship to the corporation. Officers and directors may be indemnified where they have acted in good faith; in the case of official action, the individual reasonably believed that the conduct was in the corporation's best interests and in all other cases, the individual reasonably believed that the conduct was not against the best interests of the corporation; and in the case of criminal proceedings, the individual either had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful. Chapter 37 also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding. Chapter 37 states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, bylaws or resolutions of the board of directors or shareholders.

        Elanco's amended and restated articles of incorporation and amended and restated bylaws provide for indemnification, to the fullest extent permitted by the IBCL, of Elanco's directors, officers and employees against liability and reasonable expenses that may be incurred by them, arising out of any threatened, pending or completed investigation, claim, suit or proceeding, whether civil, administrative, investigative or criminal, in which they may become involved by reason of being or having been a director, officer or employee. To be entitled to indemnification, (a) those persons must have been wholly successful in the claim or action, or (b) the board of directors, independent legal counsel or the shareholders must have determined that such persons acted in good faith in what they reasonably believed to be in Elanco's best interest, or in the case of conduct not in the individual's official capacity with Elanco, did not act in opposition to Elanco's best interest. In addition, in any criminal action, such persons must have had no reasonable cause to believe that their conduct was unlawful. Elanco's amended and restated bylaws provide for mandatory advancement of expenses to such persons provided certain conditions are met, including provision of a written undertaking to repay such advancements, should it be determined that the person is not entitled to indemnification.

        The IBCL permits Elanco to purchase insurance on behalf of its directors, officers, employees and agents against liabilities arising out of their positions with us, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, Elanco will maintain such insurance for its directors, officers and employees and those of Elanco's subsidiaries, subject to certain exclusions and deductible and maximum amounts, against loss from claims arising in connection with their acting in their respective capacities, including claims under the Securities Act.

Transfer Agent and Registrar

        The transfer agent and registrar for Elanco's common stock is Computershare Trust Company, N.A.

DESCRIPTION OF THE DEBT SECURITIES

        The following description of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

        We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of Elanco Animal Health Incorporated. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

        Debt securities will be issued under one or more supplemental indentures to the Indenture, dated as of August 28, 2018 (the "indenture"), between us and Deutsche Bank Trust Company Americas, as trustee. A copy of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.

General

        The debt securities will represent direct, general obligations of Elanco Animal Health Incorporated, and:

  •
  may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

  •
  may be issued in one or more series with the same or various maturities;

  •
  may be issued at a price of 100% of their principal amount or at a premium or discount;

  •
  may be issued in registered form and certificated or uncertificated form; and

  •
  may be represented by one or more global debt securities registered in the name of a designated depositary's nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

        The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

  •
  the title of the debt securities of the series (which will distinguish the debt securities of the series from all other debt securities);

  •
  any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, and except for any debt securities which are deemed never to have been authenticated and delivered hereunder);

  •
  the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

  •
  the date or dates on which the principal of the debt securities of the series is payable and/or the method by which such date or dates shall be determined;

  •
  the rate or rates (or method for establishing the rate or rates) at which the debt securities of the series will bear interest, if any, the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable and the regular record date for the interest payable on any interest payment date (or method for establishing such date or dates);

  •
  the place or places where the principal of (and premium, if any) and interest on debt securities of the series will be payable;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option;

  •
  our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

  •
  if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof or the method by which such portion will be determined;

  •
  if other than such currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the currency or currencies (including composite currencies) in which payment of the principal of (and premium, if any) and/or interest on the debt securities of the series will be payable;

  •
  if the principal of (and premium, if any) and/or interest on the debt securities of the series are to be payable, at our election or any holder, in a currency or currencies (including composite currencies) other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions, upon which, such election may be made;

  •
  if the amounts of payments of principal of (and premium, if any) and/or interest on the debt securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

  •
  in the case of debt securities of a series the terms of which are not established, the adoption and applicability, if any, to such debt securities of any terms and conditions;

  •
  whether the debt securities of the series shall be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global security or global securities;

  •
  any additional or different events of default that apply to debt securities of the series, and any change in the right of the trustee or the holders of such debt securities to declare the principal thereof due and payable;

  •
  any additional or different covenants that apply to debt securities of the series;

  •
  the form of the debt securities of the series; and

  •
  any other terms of the series (which terms shall not contradict the provisions of the indenture).

        The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

  •
  debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

  •
  debt securities with respect to which principal or interest is payable in a foreign or composite currency;

  •
  debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

  •
  variable rate debt securities that are exchangeable for fixed rate debt securities.

        Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

        All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

        The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

        Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

        Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

  •
  any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

  •
  the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

  •
  any other matter relating to the actions and practices of the depositary, its nominee or its participants.

        Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

        We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in "street name."

        If we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof.

Certain Covenants

        If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

        Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

        Each of the following will constitute an event of default under the indenture with respect to any series of debt securities:

  •
  default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

  •
  failure to pay interest on the debt securities of that series within 30 days of the due date;

  •
  failure to make a deposit of any sinking fund payment of the debt securities of that series when and as due;

  •
  failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

  •
  certain events of bankruptcy, insolvency or reorganization affecting us.

        A prospectus supplement may omit, modify or add to the foregoing events of default.

        An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee or the holders of 33% in principal amount of the outstanding debt securities of such series notify us of the default and we do not cure such default within the time specified after receipt of such notice.

        If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 33% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.

        The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

        Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee against any costs, expenses or liabilities. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that would subject the trustee to a risk of personal liability for which the trustee has not received reasonably satisfactory indemnification and/or security. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it against all losses, liabilities and expenses caused by taking or not taking such action.

        Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

  •
  such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

  •
  the holder or holders of not less than 33% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities, to the trustee to institute such proceeding as trustee; and

  •
  the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

        However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

        The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after the trustee has gained knowledge of the default. Except in the case of a default in the payment of the principal or premium, if any, or interest with respect to any debt security of a series or in the payment of any sinking fund installment with respect to any debt security of a series, the trustee may withhold notice if and so long as the trustee in good faith determines that withholding notice is in the interests of the holders of such series.

        The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 10 business days after becoming aware of the occurrence thereof, written notice of certain defaults and events of default.

        Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

        Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

        No such modification or amendment may, without the consent of each holder affected thereby:

  •
  change the stated maturity of, the principal of, or any installment of principal of or interest on debt securities;

  •
  reduce the principal amount of debt securities or the rate of interest thereon or any premium payable upon the redemption thereof;

  •
  reduce the amount of the principal of an original issue discount for debt securities that would be due and payable upon a declaration of acceleration of the maturity thereof;

  •
  adversely affect any right of repayment of debt securities at the holder's option;

  •
  change any place of payment where, or the currency in which, debt securities or any premium or the interest thereon is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of debt securities (or, in the case of redemption, on or after the redemption date);

  •
  modify the debt securities of any series to subordinate such debt securities to other indebtedness;

  •
  reduce the percentage in principal amount of the outstanding debt securities of the series for such outstanding debt security;

  •
  reduce the consent of holders for debt securities that is required for any supplemental indenture or that is required for any waiver (of compliance with certain provisions of the indenture or certain defaults hereunder and their consequences) provided for in the indenture; or

  •
  make any change in the amendment provisions which require each holder's consent or in the waiver provision, subject to limited exceptions for the waiver provision.

        Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

  •
  to evidence our succession and the assumption by any such successor of our covenants and the debt securities;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon us;

  •
  to add any additional events of default for the benefit of the holders of all or any series of debt securities (and if such additional events of default are to be for the benefit of less than all series of securities, stating that such additional events of default are expressly being included solely for the benefit of such series);

  •
  to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of new debt securities, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

  •
  to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  •
  to make a change to the debt securities of any series that does not materially adversely affect the rights of any holder of the debt securities of such series;

  •
  to establish the form or terms of debt securities of any series as permitted;

  •
  to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

  •
  to comply with any requirement of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  •
  to add guarantees with respect to, or to secure, the debt securities of any series; or

  •
  to conform the indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document.

Mergers and Sales of Assets

        The indenture provides that we will not consolidate with, merge with or into or sell, convey, transfer, lease or otherwise dispose in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not Elanco, is a person organized and existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of our obligations under the indenture and the debt securities; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; and (iii) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, Elanco under the indenture.

Satisfaction and Discharge of the Indenture; Defeasance

        Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

        In addition, we will have a "legal defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a "covenant defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

        The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The indenture and provisions of the Trust Indenture Act contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

        The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

        The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.

        The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

        Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

        The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

        If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

        Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

        The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

        The depositary's corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS

        The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

  •
  the title of such debt warrants;

  •
  the offering price for such debt warrants, if any;

  •
  the aggregate number of such debt warrants;

  •
  the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

  •
  if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

  •
  if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

  •
  the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

  •
  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  the antidilution or adjustment provisions of such debt warrants, if any;

  •
  the redemption or call provisions, if any, applicable to such debt warrants; and

  •
  any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

        The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:

  •
  the title of such warrants;

  •
  the offering price for such warrants, if any;

  •
  the aggregate number of such warrants;

  •
  the designation and terms of the offered securities purchasable upon exercise of such warrants;

  •
  if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

  •
  if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

  •
  the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  the antidilution provisions of such warrants, if any;

  •
  the redemption or call provisions, if any, applicable to such warrants; and

  •
  any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

 DESCRIPTION OF THE RIGHTS

        We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

        The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

  •
  the date of determining the security holders entitled to the rights distribution;

  •
  the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

  •
  the exercise price;

  •
  the conditions to completion of the rights offering;

  •
  the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

  •
  any applicable federal income tax considerations.

        Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

        If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

 DESCRIPTION OF THE PURCHASE CONTRACTS

        We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts and, in certain circumstances, we may deliver a newly issued prepaid purchase contract, which is referred to as a "prepaid security," upon release to a holder of any collateral securing such holder's obligations under the original contract.

        The prospectus supplement related to any particular purchase contracts and, if applicable, prepaid security, will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

 DESCRIPTION OF THE UNITS

        We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any prospectus supplement related to any particular units will describe, among other things:

  •
  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued;

  •
  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

  •
  if appropriate, any special United States federal income tax considerations applicable to the units; and

  •
  any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

        We may offer and sell the securities in any one or more of the following ways:

  •
  to or through underwriters, brokers or dealers;

  •
  directly to one or more other purchasers;

  •
  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through agents on a best-efforts basis; or

  •
  otherwise through a combination of any of the above methods of sale.

        In addition, we may enter into option, share lending or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

  •
  enter into transactions involving short sales of the securities by underwriters, brokers or dealers;

  •
  sell securities short and deliver the securities to close out short positions;

  •
  enter into option or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

  •
  loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

  •
  the purchase price of the securities and the proceeds we will receive from the sale of the securities;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

  •
  any commissions allowed or paid to agents;

  •
  any other offering expenses;

  •
  any securities exchanges on which the securities may be listed;

  •
  the method of distribution of the securities;

  •
  the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

  •
  any other information we think is important.

        If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

  •
  at a fixed price or prices that may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

        Such sales may be effected:

  •
  in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  in transactions in the over-the-counter market;

  •
  in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

  •
  through the writing of options; or

  •
  through other types of transactions.

        The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any securities offered under this prospectus will be listed on the New York Stock Exchange (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

        The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

        If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies; and

  •
  educational and charitable institutions.

        In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

        Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

        Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

        The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

        To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York and Barnes & Thornburg LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Elanco

        The consolidated and combined financial statements of Elanco Animal Health Incorporated appearing in Elanco Animal Health Incorporated's Annual Report (Form 10-K) for the year ended December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated and combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Bayer Animal Health Business

        The financial statements of the Animal Health Business of Bayer Aktiengesellschaft as of and for the years ended December 31, 2016, 2017 and 2018, incorporated in this prospectus by reference have been audited by Deloitte GmbH Wirtschaftsprüfungsgesellschaft, independent auditors, as stated in their report incorporated herein by reference, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Elanco Animal Health Incorporated

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Purchase Contracts
Units

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
SEC registration fee	$	*
NYSE supplemental listing fees		**
Printing and duplicating expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent and trustee fees and expenses		**
Miscellaneous expenses		**

Total	$	**

*
In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the SEC registration fee for the securities offered by this registration statement.

**
Expenses are presently not known and cannot be estimated.

Item 15.    Indemnification of Directors and Officers

        Chapter 37 of the Indiana Business Corporation Law ("IBCL") authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, to which the officers or directors are made a party by reason of their relationship to the corporation. Officers and directors may be indemnified where they have acted in good faith; in the case of official action, the individual reasonably believed that the conduct was in the corporation's best interests and in all other cases, the individual reasonably believed that the conduct was not against the best interests of the corporation; and in the case of criminal proceedings, the individual either had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful. Chapter 37 also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding. Chapter 37 states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, bylaws or resolutions of the board of directors or shareholders.

        Elanco's amended and restated articles of incorporation and amended and restated bylaws provide for indemnification, to the fullest extent permitted by the IBCL, of Elanco's directors, officers and employees against liability and reasonable expenses that may be incurred by them, arising out of any threatened, pending or completed investigation, claim, suit or proceeding, whether civil, administrative, investigative or criminal, in which they may become involved by reason of being or having been a director, officer or employee. To be entitled to indemnification, (a) those persons must have been wholly successful in the claim or action, or (b) the board of directors, independent legal counsel or the shareholders must have determined that such persons acted in good faith in what they reasonably believed to be in Elanco's best interest, or in the case of conduct not in the individual's official capacity with Elanco, did not act in opposition to Elanco's best interest. In addition, in any criminal action, such persons must have had no reasonable cause to believe that their conduct was unlawful. Elanco's amended and restated bylaws provide for mandatory advancement of expenses to such persons provided certain conditions are met, including provision of a written undertaking to repay such advancements, should it be determined that the person is not entitled to indemnification.

        The IBCL permits Elanco to purchase insurance on behalf of its directors, officers, employees and agents against liabilities arising out of their positions with us, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, Elanco will maintain such insurance for its directors, officers and employees and those of Elanco's subsidiaries, subject to certain exclusions and deductible and maximum amounts, against loss from claims arising in connection with their acting in their respective capacities, including claims under the Securities Act.

Item 16.    Exhibits

        A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.

Exhibit Number	Description of Documents
1.1*	Form of Underwriting Agreement for Debt Securities.

1.2*	Form of Underwriting Agreement for Equity Securities.

1.3*	Form of Underwriting Agreement for Depositary Shares.

1.4*	Form of Underwriting Agreement for Purchase Contracts.

1.5*	Form of Underwriting Agreement for Units.

4.1	Amended and Restated Articles of Incorporation of Elanco Animal Health Incorporated, effective September 18, 2018 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on September 24, 2018).

4.2	Amended and Restated Bylaws of Elanco Animal Health Incorporated, effective August 8, 2019 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on August 8, 2019).

4.3	Annex 27 to the Share and Asset Purchase Agreement, dated as of August 20, 2019, between Bayer Aktiengesellschaft and Elanco Animal Health Incorporated.

4.4	Indenture, dated as of August 28, 2018, between Elanco Animal Health Incorporated and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 of Amendment No. 1 to Registration Statement on our Form S-1 filed with the SEC on August 28, 2018).

4.5	First Supplemental Indenture, dated August 28, 2018, between Elanco Animal Health Incorporated and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.3 of Amendment No. 1 to Registration Statement on our Form S-1 filed with the SEC on August 28, 2018).

4.6*	Form of Certificate of Designation.

4.7*	Form of Deposit Agreement.

4.8*	Form of Depositary Receipt.

4.9*	Form of Warrant Agreement.

4.10*	Form of Warrant.

4.11*	Form of Rights Agent Agreement.

4.12*	Form of Purchase Contract.

4.13*	Form of Unit Agreement.

5.1	Opinion of Barnes & Thornburg LLP.

5.2	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Deloitte GmbH Wirtschaftsprüfungsgesellschaft.

23.3	Consent of Barnes & Thornburg LLP (contained in Exhibit 5.1).

Exhibit Number	Description of Documents

23.4	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.2).
24.1	Power of Attorney.

25.1	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas to act as trustee under the Indenture.

*
To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

Item 17.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

    The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Elanco Animal Health Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenfield, State of Indiana on January 21, 2020.

ELANCO ANIMAL HEALTH INCORPORATED
By:	/s/ Jeffrey N. Simmons
	Name:	Jeffrey N. Simmons
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Jeffrey N. Simmons and Michael-Bryant Hicks, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 21, 2020.

/s/ Jeffrey N. Simmons Jeffrey N. Simmons	President and Chief Executive Officer; Director (Principal Executive Officer)
/s/ Todd S. Young Todd S. Young	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
/s/ James M. Meer James M. Meer	Chief Accounting Officer (Principal Accounting Officer)
/s/ R. David Hoover R. David Hoover	Chairman of the Board

/s/ Kapila Kapur Anand Kapila Kapur Anand	Director
/s/ John P. Bilbrey John P. Bilbrey	Director
/s/ Art A. Garcia Art A. Garcia	Director
/s/ Michael J. Harrington Michael J. Harrington	Director
/s/ Deborah T. Kochevar Deborah T. Kochevar	Director
/s/ Lawrence E. Kurzius Lawrence E. Kurzius	Director
/s/ Kirk McDonald Kirk McDonald	Director
/s/ Denise Scots-Knight Denise Scots-Knight	Director